Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-208623) of Navios Maritime Midstream Partners L.P. and the related Prospectus of our report dated March 8, 2017, with respect to the consolidated financial statements of Navios Maritime Midstream Partners L.P. included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 8, 2017